                          INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Report of Independent Auditors...........................................   F-2

Balance Sheets as of December 31, 1997 and 1996..........................   F-3

Statements of Operations for the years ended
   December 31, 1997, 1996 and 1995......................................   F-4

Statements of Changes in Stockholders' Equity for the years
   ended December 31, 1997, 1996 and 1995................................   F-5

Statements of Cash Flows for the years ended
   December 31, 1997, 1996 and 1995......................................   F-6

Notes to Financial Statements............................................   F-7

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors and Stockholders
GelTex Pharmaceuticals, Inc.

      We have audited the accompanying balance sheets of GelTex Pharmaceuticals, Inc. as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GelTex Pharmaceuticals, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                      Ernst & Young LLP

Boston, Massachusetts
February 9, 1998

                          GELTEX PHARMACEUTICALS, INC.

                                 BALANCE SHEETS



                                                                              DECEMBER 31,
                                                                          1997             1996
                                                                      ------------     ------------
ASSETS
Current assets:
    Cash and cash equivalents (inclusive of reverse repurchase
      agreements of $8,720,000 at December 31, 1996).............     $ 26,689,190     $ 20,801,465
    Marketable securities........................................       25,933,722       52,623,094
    Prepaid expenses and other current assets....................        1,393,342        1,923,878
    Due from Joint Venture.......................................        1,859,328               --
                                                                      ------------     ------------
Total current assets.............................................       55,875,582       75,348,437
Long-term receivables............................................           27,000           20,000
Property and equipment, net......................................        7,659,328        2,246,910
Intangible assets, net...........................................          466,673          453,123
Investment in Joint Venture......................................        3,089,196               --
                                                                      ------------     ------------
                                                                      $ 67,117,779     $ 78,068,470
                                                                      ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued expenses........................     $  4,827,752     $  2,495,869
    Current portion of long-term obligations.....................        1,949,053          391,766
                                                                      ------------     ------------
Total current liabilities........................................        6,776,805        2,887,635
Long-term obligations, less current portion......................        6,922,666          124,360
Commitments and contingencies....................................
Stockholders' equity:
    Undesignated Preferred Stock, $.01 par value, 5,000,000
      shares authorized, none issued or outstanding..............               --               --
    Common Stock, $.01 par value, 50,000,000 and 20,000,000
      shares authorized; 13,642,264 and 13,521,302 shares
      issued and outstanding at December 31, 1997 and 1996,
      respectively...............................................          136,423          135,213
    Additional paid-in capital...................................      108,658,239      105,407,670
    Deferred compensation........................................         (509,632)         (46,129)
    Unrealized gain on available-for-sale securities.............           77,402           19,967
    Accumulated deficit..........................................      (54,944,124)     (30,460,246)
                                                                      ------------     ------------
Total stockholders' equity.......................................       53,418,308       75,056,475
                                                                      ------------     ------------
                                                                      $ 67,117,779     $ 78,068,470
                                                                      ============     ============






    The accompanying notes are an integral part of the financial statements.

                          GELTEX PHARMACEUTICALS, INC.

                            STATEMENTS OF OPERATIONS




                                                             YEAR ENDED DECEMBER 31,
                                                    1997               1996              1995
                                                ------------       ------------       -----------
REVENUE:
  License fee and research revenue..........    $  1,000,010       $  1,244,474       $   750,000
  Collaborative Joint Venture
    research revenue........................       9,195,727                 --                --
  Research grant............................         289,254            418,541           157,410
                                                ------------       ------------       -----------
Total revenue...............................      10,484,991          1,663,015           907,410
COSTS AND EXPENSES:
  Research and development..................      22,251,062         21,755,298         6,503,788
  Collaborative Joint Venture
      research expense......................       9,195,727                 --                --
                                                ------------       ------------       -----------
        Total research and development......      31,446,789         21,755,298         6,503,788

  General and administrative................       4,089,467          2,923,569         1,873,247
  Other, nonrecurring costs.................              --            230,000                --
                                                ------------       ------------       -----------
Total costs and expenses....................      35,536,256         24,908,867         8,377,035
                                                ------------       ------------       -----------
Loss from operations........................     (25,051,265)       (23,245,852)       (7,469,625)
Equity in loss of RenaGel Joint Venture.....      (2,310,345)              --                --
Interest income.............................       3,094,874          3,342,723           684,138
Interest expense............................        (217,142)           (75,015)          (99,158)
                                                ------------       ------------       -----------

Net loss....................................    $(24,483,878)      $(19,978,144)      $(6,884,645)
                                                ============       ============       ===========

Basic and diluted net loss per share........    $      (1.80)      $      (1.60)      $      (.85)
                                                ============       ============       ===========

Shares used in computing
  basic and diluted net loss per share.....      13,592,000         12,513,000         8,109,000







    The accompanying notes are an integral part of the financial statements.

                         GELTEX PHARMACEUTICALS, INC.

                STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                   PREFERRED STOCK                   COMMON STOCK            ADDITIONAL
                                              -------------------------        -----------------------        PAID IN
                                                SHARES        AMOUNTS              SHARES     AMOUNTS         CAPITAL
                                              ----------   ------------        -----------    --------      -----------
Balance at January 1, 1995 .................   6,598,949   $ 17,665,688            588,916    $  5,889      $      5,260
                                              ----------   ------------        -----------    --------      ------------
Issuance of Common Stock under stock
   option plan and exercise of warrants ....                                       472,200       4,722           110,533
Adjustment to Unrealized gain (loss) on
  Available-for-sale securities ............
Deferred compensation associated
   with stock option grants ................                                                                      77,178
Amortization of deferred compensation ......
Issuance of Common Stock upon conversion
   of all outstanding Preferred Stock ......  (6,598,949)  $(17,665,688)         6,598,949      65,989        17,599,699
Issuance of Common Stock through an Initial
   Public Offering, net of offering Costs
   of $2,512,934 ...........................                                     2,875,000      28,750        26,208,316
Net loss ...................................
                                              ----------   ------------        -----------    --------      ------------
Balance at December 31, 1995 ...............         -0-            -0-         10,535,065     105,350        44,000,986
                                              ----------   ------------        -----------    --------      ------------

Issuance of Common Stock under stock
   option plan and exercise of warrants ....                                       103,837       1,039           152,868
Issuance of Common Stock under employee
   stock purchase plan .....................                                         7,400          74           113,919
Adjustment to Unrealized gain (loss) on
    available-for-sale securities ..........
Amortization of deferred compensation ......
Issuance of Common Stock through a
   Secondary Public Offering, net
   of Offering costs of $327,602 ...........                                     2,875,000      28,750        61,139,897
Net loss ...................................
                                              ----------   ------------        -----------    --------      ------------
Balance at December 31, 1996 ...............         -0-            -0-         13,521,302     135,213       105,407,670
                                              ----------   ------------        -----------    --------      ------------

Issuance of Common Stock under stock
   option plan and exercise of
   warrants - net ..........................                                        16,758         168            89,265
Issuance of Common Stock to
    Joint Venture Partner ..................                                       100,000       1,000         2,495,678
Issuance of Common Stock under
  employee stock purchase plan .............                                         4,204          42            71,426
Adjustment to Unrealized gain (loss) on
   available-for-sale securities ...........
Deferred compensation associated
   with stock option grants ................                                                                     594,200
Amortization of deferred compensation ......
Net loss ...................................
                                              ----------       ------------    -----------    --------      ------------
Balance at December 31, 1997 ...............         -0-       $        -0-     13,642,264    $136,423      $108,658,239
                                              ==========       ============    ===========    ========      ============

                                                                                UNREALIZED
                                                                                GAIN (LOSS)
                                                                               ON AVAILABLE       TOTAL
                                                DEFFERRED      ACCUMULATED       FOR SALE     STOCKHOLDERS'
                                              COMPENSATION       DEFICIT        SECURITIES       EQUITY
                                              ------------     ------------    ------------   -------------
Balance at January 1, 1995 .................                   $ (3,597,457)    $(100,406)    $ 13,978,974
                                              ----------       ------------     ---------     ------------
Issuance of Common Stock under stock
   option plan and exercise of warrants ....                                                       115,255
Adjustment to Unrealized gain (loss) on
  Available-for-sale securities ............                                    $ 181,996          181,996
Deferred compensation associated
   with stock option grants ................  $ (77,178)                                                --
Amortization of deferred compensation ......     21,353                                             21,353
Issuance of Common Stock upon conversion
   of all outstanding Preferred Stock ......                                                            --
Issuance of Common Stock through an Initial
   Public Offering, net of offering Costs
   of $2,512,934 ...........................                                                    26,237,066
Net loss ...................................         --          (6,884,645)           --       (6,884,645)
                                              ---------        ------------     ---------     ------------
Balance at December 31, 1995 ...............    (55,825)        (10,482,102)       81,590     $ 33,649,999
                                              ---------        ------------     ---------     ------------
Issuance of Common Stock under stock
   option plan and exercise of warrants ....                                                       153,907
Issuance of Common Stock under employee
   stock purchase plan .....................                                                       113,993
Adjustment to Unrealized gain (loss) on
    available-for-sale securities ..........                                      (61,623)         (61,623)
Amortization of deferred compensation ......      9,696                                              9,696
Issuance of Common Stock through a
   Secondary Public Offering, net
   of Offering costs of $4,237,601 .........                                                    61,168,647
Net loss ...................................                    (19,978,144)                   (19,978,144)
                                              ---------        ------------     ---------     ------------
Balance at December 31, 1996 ...............    (46,129)        (30,460,246)       19,967       75,056,475
                                              ---------        ------------     ---------     ------------

Issuance of Common Stock under stock
   option plan and exercise of
   warrants - net ..........................                                                        89,433
Issuance of Common Stock to
    Joint Venture Partner ..................                                                     2,496,678
Issuance of Common Stock under
  employee stock purchase plan .............                                                        71,468
Adjustment to Unrealized gain (loss) on
   available-for-sale securities ...........                                       57,435           57,435
Deferred compensation associated
   with stock option grants ................   (594,200)
Amortization of deferred compensation ......    130,697                                            130,697
Net loss ...................................                    (24,483,878)                   (24,483,878)
                                              ---------        ------------     ---------     ------------
Balance at December 31, 1997 ...............  $(509,632)       $(54,944,124)    $  77,402     $ 53,418,308
                                              =========        ============     =========     ============

    The accompanying notes are an integral part of the financial statements.

                          GELTEX PHARMACEUTICALS, INC.

                            STATEMENTS OF CASH FLOWS



                                                                          YEAR ENDED DECEMBER 31,
                                                                  1997              1996               1995
                                                              ------------      ------------       -----------
OPERATING ACTIVITIES
Net loss....................................................  $(24,483,878)     $(19,978,144)      $(6,884,045)
Adjustments to reconcile net loss to net
  cash used in operating activities:
   Depreciation and amortization............................     1,193,394           745,805           503,730
   Equity in net loss of RenaGel Joint Venture..............     2,310,345                --                --
   Changes in operating assets and liabilities:
     Prepaid expenses and other current assets..............       530,536        (1,351,014)         (399,619)
     Due from Joint Venture.................................    (1,859,328)               --                --
     Long term receivables..................................        (7,000)               --            20,000
     Accounts payable and accrued expenses..................     2,331,883         1,107,453           333,501
                                                              ------------      ------------       -----------
Net cash used in operating activities.......................   (19,984,048)      (19,475,900)       (6,427,033)

INVESTING ACTIVITIES
Purchase of marketable securities...........................   (26,388,812)      (89,360,425)      (21,713,604)
Proceeds from sale and maturities of marketable securities..    53,135,619        57,670,818         8,293,470
Investment in Joint Venture.................................    (5,399,541)               --                --
Purchase of intangible assets...............................      (259,904)         (327,829)         (265,469)
Purchase of property and equipment, net.....................    (6,228,763)         (882,998)         (497,889)
                                                              ------------      ------------       -----------
Net cash provided by (used in) investing activities.........    14,858,599       (32,900,434)      (14,183,492)

FINANCING ACTIVITIES
Sale of Common Stock and warrants, net of issuance costs....     2,586,111        61,322,554        26,352,321
Proceeds from employee stock purchase plan..................        71,468           113,993                --
Proceeds from financing of assets...........................     8,782,495                --           300,000
Payments on notes payable and capital lease obligations.....      (426,900)         (438,736)         (421,918)
                                                              ------------      ------------       -----------
Net cash provided by financing activities...................    11,013,174        60,997,811        26,230,403
                                                              ------------      ------------       -----------
Increase in cash and cash equivalents.......................     5,887,725         8,621,477         5,619,878
Cash and cash equivalents at beginning of year..............    20,801,465        12,179,988         6,560,110
                                                              ------------      ------------       -----------
Cash and cash equivalents at end of year....................  $ 26,689,190      $ 20,801,465       $12,179,988
                                                              ============      ============       ===========



    The accompanying notes are an integral part of the financial statements.

                          GELTEX PHARMACEUTICALS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997

1. NATURE OF BUSINESS AND PRESENTATION

    GelTex Pharmaceuticals, Inc. (the "Company") is engaged in the design and development of non-absorbed polymer-based pharmaceuticals that selectively bind to and eliminate target substances from the intestinal tract.

     Through 1996 the Company was considered a development stage company. During 1997, the Company entered into a Joint Venture arrangement with a corporate partner for the final development and commercialization of RenaGel(R) phosphate binder (see Note 3) and recognized revenue from the Joint Venture. Accordingly, the Company believes it is no longer in the development stage and has removed the references and reporting requirements of Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Companies."


2. SIGNIFICANT ACCOUNTING POLICIES

RECENT ACCOUNTING PRONOUNCEMENTS

        In February 1997, the Financial Accounting Standards Board issued Statement No. 129, "Disclosure of Information About Capital Structure," which is applicable to all companies and required to be adopted for fiscal years beginning after December 15, 1997. Capital structure disclosures required by Statement No. 129 include liquidation preferences of preferred stock, information about the pertinent rights and privileges of the outstanding equity securities, and the redemption amounts for all issues of capital stock that are redeemable at fixed or determinable prices on fixed determinable dates. Adoption of this standard is not expected to have a material impact on the Company's financial statements or results of operations.

        In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income," which is required to be adopted for fiscal years beginning after December 15, 1997. The Statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Adoption of this standard is not expected to have a material impact on the Company's financial statements or results of operations.

        In June 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures about segments of an Enterprise and Related Information," which is required to be adopted for fiscal years beginning after December 15, 1997. The Statement changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to shareholders. Adoption of this standard is not expected to have a material impact on the Company's financial statements or results of operations.

STOCK BASED COMPENSATION

        The Company accounts for stock based compensation plans in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25). Accordingly, deferred compensation is recorded to the extent that the current market price of the underlying stock exceeds the exercise price on the date of grant. Such deferred compensation is amortized over the respective vesting periods

                          GELTEX PHARMACEUTICALS, INC.

2. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

    of such option grants. The Company adopted the disclosure requirements of Financial Accounting Standards Board Statement No. 123, "Accounting for Stock Based Compensation" (SFAS No. 123), and provides pro forma net loss and pro forma loss per share note disclosures for employee stock option grants made after 1994 as if the fair-value based method defined in SFAS No. 123 had been applied. Transactions with non-employees, in which goods or services are the consideration received for the issuance of equity instruments, are accounted for using the fair market value method defined in SFAS No. 123 (See Note 9).

USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

        The Company considers all highly liquid debt instruments with an initial maturity of three months or less and money market funds to be cash equivalents. These cash equivalents are classified as "available-for-sale" and are carried at fair value, with unrealized gains and losses reported in a separate component of stockholders' equity. Realized gains and losses and declines in value which are judged to be other than temporary on available-for-sale securities are included in investment income. The cost of securities sold is based on the specific identification method. Interest and dividends and amortization of premiums and accretion of discounts on available-for-sale securities are included in interest income.

        At December 31, 1996, the Company held certain securities under agreements to resell on January 2, 1997 ("Reverse Repurchase Agreements"). Due to the short-term nature of the agreements, the Company did not take possession of the securities which were instead held in the Company's safekeeping account at its investment advisor bank. The Company purchases only high grade securities, typically with short maturities.

MARKETABLE SECURITIES

        Marketable securities consist of U.S. government obligations and high-grade commercial instruments maturing within one to two years and are classified as available-for-sale. The Company considers these investments, which represent funds available for current operations, an integral part of their cash management activities. Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation on an ongoing basis.

PROPERTY AND EQUIPMENT

        Equipment, furniture and fixtures are stated at cost and are being depreciated using the straight-line method over estimated useful lives of five years. Equipment under capital leases is stated at the present value of future lease obligations and is depreciated over the life of the leases. Leasehold improvements are stated at cost and are amortized over the remaining life of the related building lease.

INTANGIBLE ASSETS

        The Company capitalizes the costs of purchased technology and obtaining patents on its technology. These capitalized costs are amortized over their estimated future lives of five years using the straight-line method. Accumulated amortization at December 31, 1997 and 1996 was $533,526 and $287,172, respectively.

                          GELTEX PHARMACEUTICALS, INC.

2. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

REVENUE RECOGNITION

        The Company recognizes grant revenue and collaborative Joint Venture revenue as reimbursable expenses are incurred and license fee revenue as earned.

NET LOSS PER SHARE

        In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earning Per Share." Statement No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share excludes any dilutive effect of options, warrants or convertible securities. Due to its loss position, the Company's previous net loss per share amounts conform to Statement No. 128 requirements for basic earnings per share. Also due to its loss position, diluted earnings per share is the same amount as basic earnings per share. Pursuant to the requirements of the Securities and Exchange Commission, common stock equivalent shares relating to certain stock options and convertible preferred stock issued prior to the Company's public offering in November 1995 are included for all periods prior to the offering whether or not they are anti-dilutive. Options to purchase 1,435,479 shares of common stock at $.125 -- $30.75 per share and warrants to purchase 11,400 shares of common stock at $2.50 per share were outstanding at December 31, 1997.


3. JOINT VENTURE AGREEMENT

         In June 1997, the Company entered into a joint venture with Genzyme Corporation for the final development and commercialization of RenaGel(R) phosphate binder (the "Joint Venture") through the establishment of RenaGel LLC. The Company accounts for its investment in the Joint Venture using the equity method of accounting. Under the terms of the collaboration agreement amongst the Joint Venture Partners, the Company licensed all of its rights to RenaGel(R) phosphate binder (outside of Japan and certain Pacific Rim countries) to the Joint Venture, and Genzyme agreed to pay $27.5 million, consisting of a $2.5 million equity investment (received in June 1997), a $15.0 million payment due upon receipt of marketing approval from the Food and Drug Administration ("FDA"), and a $10.0 million payment due one year after FDA approval. Under the terms of the collaboration agreement, it is expected that each company will fund 50% of the budgeted costs and expenses associated with the development and commercialization of RenaGel(R) phosphate binder. Each party that incurs project expenses, either as internal operating costs or as third party obligations, is reimbursed by the Joint Venture for 100% of the costs incurred. As a result, in the Company's balance sheet, reimbursement owed to the Company from the Joint Venture is recorded as amounts due from Joint Venture under current assets; amounts owed by the Company to fund the Joint Venture are recorded as due to the Joint Venture under current liabilities; and amounts paid to the Joint Venture and not yet reimbursed to a party are included in the investment in the Joint Venture. To the extent that each party equally funds the Joint Venture costs, both companies will share equally in all profits.

        Summarized financial information regarding the Joint Venture as of December 31, 1997 is as follows:

        Revenues........................................            $   -0-
        Research & development expenses.................             4,624,000
        Interest income.................................                 3,000
        Net loss........................................             4,621,000
        Current assets..................................             2,212,000
        Non-current assets..............................             4,765,000
        Current liabilities.............................             1,799,000
        Non-current liabilities.........................                -0-

                          GELTEX PHARMACEUTICALS, INC.

4. MANUFACTURING AGREEMENT

        In April 1997, the Company entered into a contract manufacturing agreement for RenaGel(R) phosphate binder. Under the terms of the agreement, the Company is required to fund one-half of initial capital equipment costs of approximately $6.0 million, of which the Company had paid $2,250,000 at December 31, 1997. The Company may be obligated to pay up to $3.75 million in additional equipment costs in the event that the Company requires the manufacturer to increase capacity and implement certain manufacturing changes designed to result in a lower product unit cost. The contract manufacturing agreement also requires the Company to purchase minimum quantitites of product beginning in 1998. The minimums are based upon the Company's estimated product requirements and are subject to increases as product sales increase and as the manufacturer increases its capacity for the product. All of the above-referenced capital equipment costs and the minimum purchase obligations are costs associated with the Joint Venture with Genzyme Corporation and, to the extent that each company is funding 50% of the budgeted costs and expenses of the Joint Venture, they will be borne equally by the Company and Genzyme Corporation.


5. AVAILABLE-FOR-SALE SECURITIES

        The following is a summary of available-for-sale securities:

DECEMBER 31, 1997:

                                                                        GROSS        GROSS
                                                                     UNREALIZED   UNREALIZED      ESTIMATED
                                                         COST           GAINS       LOSSES       FAIR VALUE
                                                     -----------     ----------   ----------     -----------
    U.S. Corporate Securities.................       $31,554,211      $ 69,639     $(68,438)     $31,555,412
    U.S. Government Obligations...............        10,350,225        76,201           --       10,426,426
    Money Market Accounts.....................         7,613,194            --           --        7,613,194
                                                     -----------      --------     --------      -----------
    Total.....................................       $49,517,630      $145,840     $(68,438)     $49,595,032
                                                     ===========      ========     ========      ===========


DECEMBER 31, 1996:

                                                                        GROSS        GROSS
                                                                     UNREALIZED   UNREALIZED      ESTIMATED
                                                         COST           GAINS       LOSSES       FAIR VALUE
                                                     -----------     ----------   ----------     -----------
    U.S. Corporate Securities.................       $48,336,763      $    --      $(4,030)      $48,332,733
    U.S. Government Obligations...............        20,106,537       23,997           --        20,130,534
    Money Market Accounts.....................         4,928,183           --           --         4,928,183
                                                     -----------      -------      -------       -----------
    Total.....................................       $73,371,483      $23,997      $(4,030)      $73,391,450
                                                     ===========      =======      =======       ===========

        The fair value of available-for-sale securities is determined using the published closing prices of these securities as of December 31, 1997 and 1996. These securities are classified at their estimated fair value in the accompanying balance sheet as follows:

                                                             DECEMBER 31,
                                                         1997             1996
                                                     -----------      -----------
    Cash equivalents..........................       $23,661,310      $20,768,356
    Marketable securities.....................        25,933,722       52,623,094
                                                     -----------      -----------
                                                     $49,595,032      $73,391,450
                                                     ===========      ===========

                          GELTEX PHARMACEUTICALS, INC.

    The cost and estimated fair value of available-for-sale debt securities, which excludes money market accounts, at December 31, 1997, by contractual maturity, are shown below.

                                                                      ESTIMATED
                                                     COST             FAIR VALUE
                                                 -----------         -----------
    Due in one year or less................      $41,904,436         $41,981,838
                                                 ===========         ===========


6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

    Accounts payable and accrued expenses consist of the following at December 31:

                                                    1997               1996
                                                 ----------         ----------
    Accounts payable........................     $3,404,322         $1,209,777
    Accrued research and
     development expenses...................        466,043            711,153
    Accrued compensation....................        467,939            329,548
    Accrued other...........................        489,448            245,391
                                                 ----------         ----------
                                                 $4,827,752         $2,495,869
                                                 ==========         ==========


7. PROPERTY AND EQUIPMENT

    At December 31, property and equipment consisted of the following:

                                                    1997                1996
                                                 ----------          ----------
    Leasehold improvements.............          $6,971,467          $1,718,986
    Equipment...........................          2,734,399           1,758,117
                                                 -----------         ----------
                                                  9,705,866           3,477,103
    Less accumulated depreciation
      and amortization..................          2,046,538           1,230,193
                                                 ----------          ----------

    Property and equipment, net.......           $7,659,328          $2,246,910
                                                 ==========          ==========


    Depreciation expense for the years ended December 31, 1997, 1996 and 1995 was approximately $816,000, $585,000 and $400,000, respectively.

    At December 31, 1997 and 1996, property under capitalized leases includes $92,194 in equipment and $900,000 in leasehold improvements with aggregate accumulated amortization at December 31, 1997 and 1996 of $362,016 and $299,677 respectively. Additionally, leasehold improvements of $1,718,986 with accumulated amortization of $644,732 were subject to a sublease arrangement (See
Note 15).

                          GELTEX PHARMACEUTICALS, INC.

8. STOCKHOLDERS' EQUITY

    The Company has a Shareholder Rights Plan (the "Rights Plan") designed to protect shareholders from unsolicited attempts to acquire the Company on terms that do not maximize stockholder value. In connection with the Rights Plan, the Board of Directors designated 500,000 shares of the Company's preferred stock as Series A Junior Participating Preferred Stock. Under the Rights Plan, a right to purchase one one-hundredth of one share of the Series A Junior Participating Stock (the "Rights") was distributed as a dividend for each share of Common Stock. The terms of the Rights Plan provide that the Rights will become exercisable upon the earlier of the tenth day after any person or group (other than a person or group eligible to file statements on Schedule 13G who or which, the Board of Directors determines shall not be an Acquiring Person, as defined in the Rights Plan) acquires 20% or more of the Company's outstanding Common Stock or the tenth business day after any person or group commences a tender or exchange offer which would, if completed, result in the offer or owning 20% or more of the Company's outstanding Common Stock. The Rights may generally be redeemed by action of the Board of Directors at $0.001 per Right at any time prior to the tenth day following the public announcement that any person or group has acquired 20% or more of the outstanding Common Stock of the Company. The Rights expire on March 11, 2006. The Rights have certain anti-takeover effects in that they would cause substantial dilution to the party attempting to acquire the Company.

    In certain circumstances, the Rights allow the Company's stockholders to purchase the number of shares of the Company's Common Stock having a market value at the time of the transaction equal to twice the exercise price of the Rights, or in certain circumstances, the stockholders would be able to acquire that number of shares of the acquirer's common stock having a market value, at the time of the transaction, equal to twice the exercise price of the Rights. The Company will continue to issue Rights with future issuances of common stock.


9. EQUITY INCENTIVE PLANS AND STOCK WARRANTS

    Under the Company's 1992 Equity Incentive Plan (the "Plan"), employees and directors of and consultants to the Company are eligible for awards. At
December 31, 1997, the Company has reserved 2,000,000 shares of its Common Stock for awards. Awards can consist of incentive and nonstatutory stock options, stock appreciation rights, restricted stock awards and other stock-based awards. Certain incentive and nonstatutory options granted under the Plan may be exercised upon grant and vest over five years and certain others are exercisable over a four-year vesting period; however, the Company maintains the right to repurchase any unvested shares of Common Stock upon termination of such stockholder's employment with the Company. Of the total options outstanding at December 31, 1997, options to purchase 225,000 shares of the Company's Common Stock vest upon the earlier of the achievement by the Company of certain product development milestones or December 2004.

    Incentive stock options are granted with an option price of not less than the fair market value of the Common Stock at the award date. Nonstatutory options may be granted at prices as determined by the Board of Directors. Stock appreciation rights may be awarded in tandem with stock options or alone. Stock appreciation rights granted alone may be granted at prices as determined by the Board. The Board may also award performance shares, restricted stock and stock units subject to such terms, restrictions, performance criteria, vesting requirements and other conditions deemed appropriate.

    The Company has a 1995 Employee Stock Purchase Plan (the "ESPP") which provides for the grant of rights to eligible employees to purchase up to 250,000 shares of the Company's Common Stock at the lesser of 85% of the fair market value at the beginning or the end of the established offering period. There were 4,204 shares issued under the ESPP at an average price of $17 per share in 1997 and 7,400 shares at an average price of $18 per share in 1996. There were no shares issued under the ESPP in 1995.

    Under the Company's 1995 Director Stock Option Plan (the "Directors Plan"), all directors who are not employees of the Company are currently eligible to participate in the Directors Plan. The Directors Plan provides for the granting of options with a term of 10 years to purchase up to 110,000 shares of Common Stock at an exercise

                          GELTEX PHARMACEUTICALS, INC.

9. EQUITY INCENTIVE PLANS AND STOCK WARRANTS - CONTINUED

price equal to the fair market value of Common Stock at the date of grant. Generally, upon election or re-election at each annual meeting, each eligible director shall be granted options to purchase 4,000 shares of Common Stock for each year of the term of office to be served. The options granted vest in annual installments of 4,000 shares over the term served.

    The Company applies APB 25 and related interpretations in accounting for its stock-based compensation plans, including its 1992 Equity Incentive Plan, its 1995 Employee Stock Purchase Plan, and its 1995 Director Stock Option Plan. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

    Had compensation expense for the Company's stock-based compensation plans been determined based upon the fair market value at the grant date for stock option awards ("stock options") and at the end of the plan period for stock purchased under its Employee Stock Purchase Plan ("stock purchase shares"), consistent with the methodology prescribed under SFAS 123, the Company's net loss and net loss per share would have been $25,947,119, or $1.91 per share, $20,415,636, or $1.63 per share, and $6,928,242 or $.85 per share, in 1997, 1996 and 1995, respectively.

    The fair value of stock options granted and stock purchase shares issued during 1997, 1996 and 1995 was estimated at the date of the grant and the end of the plan period, respectively, using the Black-Scholes option-pricing model with the following weighted average assumptions for 1997, 1996 and 1995, respectively: volatility of 48%, 60% and 60%, risk-free interest rate of 6%, 6.2% and 6.3%, weighted average expected life (years) of 4, 4 and 6.4, and no dividends. The effects on fiscal 1997, 1996 and 1995 pro forma net loss and net loss per share of expensing the estimated fair value of stock options and stock purchase shares are not necessarily representative of the effects on reported net loss for future years due to such things as the vesting period of the stock options and the potential for issuance of additional stock options and stock purchase shares in future years.

    The weighted average per share exercise price of stock options granted, exercised and canceled during 1997 was $23.49, $2.41 and $7.25, respectively. The weighted average fair value of stock options granted during 1997 was $10.27 per share. The weighted average fair value of stock purchase shares issued during 1997 was $5.10 per share.

    The weighted average per share exercise price of stock options granted, exercised and canceled during 1996 was $18.48, $2.02 and $5.53, respectively. The weighted average fair value of stock options granted during 1996 was $9.38 per share. The weighted average fair value of stock purchase shares issued during 1996 was $5.49 per share.

                          GELTEX PHARMACEUTICALS, INC.

9. EQUITY INCENTIVE PLANS AND STOCK WARRANTS - (CONTINUED)

    A summary of activity in the Plan and the Directors Plan through December 31, 1997 follows:

                                                                  OPTIONS
                                               ---------------------------------------------
                                               AVAILABLE
                                                  FOR                             PRICE
                                                 AWARD       OUTSTANDING        PER SHARE
                                               ---------     -----------     ---------------
    Balance at January 1, 1995.............      51,584        645,500       $  .125--$  .32
    Authorized.............................     700,000             --
    Awarded................................    (589,150)       589,150       $  .32 --$11.25
    Exercised..............................          --       (449,450)      $  .125--$  .32
                                               --------      ---------
    Balance at December 31, 1995...........     162,434        785,200       $  .125--$11.25
    Authorized.............................     400,000             --
    Awarded................................    (336,400)       336,400       $11.75 --$24.25
    Exercised..............................          --        (76,668)      $  .125--$13.00
    Canceled or repurchased................      35,051        (31,151)      $  .25 --$ 9.00
                                               --------      ---------
    Balance at December 31, 1996...........     261,085      1,013,781       $  .125--$24.25
    Authorized.............................     310,000             --
    Awarded................................    (560,800)       560,800       $17.25 --$30.75
    Exercised..............................          --        (57,507)      $  .125--$20.50
    Canceled or repurchased................      92,345        (77,595)      $  .32 --$25.00
                                               --------      ---------
    Balance at December 31, 1997...........     102,630      1,439,479       $  .125--$30.75
                                               ========      =========


    A summary of the weighted-average exercise price and remaining contractual life of options outstanding under the Plan and the Directors Plan as of December 31, 1997 follows:

                                                                     WEIGHTED-
                                                                      AVERAGE
                                                     WEIGHTED-       REMAINING
                                                      AVERAGE       CONTRACTUAL
                     PRICE PER       OPTIONS         EXERCISE          LIFE
                       SHARE       OUTSTANDING         PRICE          (YEARS)
                    ----------     -----------       ---------      -----------
                    $.125-$.32       450,134          $  .28           6.69
                    $ 9-$15          197,667          $11.78           8.18
                    $16-$24.25       544,387          $20.21           8.84
                    $24.75-$30.75    247,291          $27.49           9.14

    A summary of the weighted-average exercise price and remaining contractual life of options outstanding under the Plan and the Directors Plan as of December 31, 1996 follows:

                                                 WEIGHTED
                                   WEIGHTED-     AVERAGE
                                    AVERAGE     REMAINING
                      OPTIONS      EXERCISE    CONTRACTUAL
PRICE PER SHARE     OUTSTANDING      PRICE     LIFE (YEARS)
---------------     -----------    --------    ------------
$.125-$.32            534,617       $  .28        7.71
$9-$15                227,764       $11.73        9.15
$16-$24.25            251,400       $20.37        9.64

    A summary of the weighted-average exercise price of options exercisable under the Plan and the Directors Plan as of December 31, 1997:


                                   WEIGHTED-
                                    AVERAGE
                      OPTIONS      EXERCISE
PRICE PER SHARE     EXERCISABLE      PRICE
---------------     -----------    --------
$.125-$.32            450,134       $  .28
$9-$15                134,600       $11.44
$16-$24.25            157,806       $20.19
$24.75-$30.75           6,689       $27.39

    A summary of the weighted-average exercise price of options exercisable under the Plan and the Directors Plan as of December 31, 1996:


                                   WEIGHTED-
                                    AVERAGE
                      OPTIONS      EXERCISE
PRICE PER SHARE     EXERCISABLE      PRICE
---------------     -----------    --------
$.125-$.32            309,617       $  .30
$9-$15                119,697       $11.77
$16-$24.25             43,499       $20.56

    At December 31, 1997 and 1996, the Company had a warrant outstanding to purchase 11,400 shares of the Company's Common Stock at an exercise price of $2.50 per share. This warrant expires on November 8, 2000.

10. INCOME TAXES

    At December 31, 1997, the Company had net operating loss carryforwards of approximately $54,505,000 and research and development tax credit carry forwards of approximately $3,739,000, which expire through 2012. Since the Company has incurred only losses since its inception and due to the degree of uncertainty related to the ultimate use of the loss carryforwards and tax credits, the Company has fully reserved this tax benefit. Additionally, the future utilization of net operating loss carryforwards and tax credits will be subject to limitations under the change in stock ownership rules of the Internal Revenue Service.

                          GELTEX PHARMACEUTICALS, INC.

10. INCOME TAXES - (CONTINUED)

    Significant components of the Company's deferred tax assets as of December 31 are as follows:

                                                     1997             1996
                                                 ------------     ------------
Deferred tax assets:
  Net operating loss carryforwards ...........   $ 21,802,000     $ 12,373,000
  Research and development tax credits .......      3,739,000        1,290,000
  Other ......................................        506,000          236,000
                                                 ------------     ------------
Total deferred tax assets ....................     26,047,000       13,899,000
    Valuation allowance ......................    (25,829,000)     (13,708,000)
                                                 ------------     ------------
Net deferred tax assets ......................        218,000          191,000
Deferred tax liabilities:
    Intangible assets and other ..............       (218,000)        (191,000)
                                                 ------------     ------------
    Total deferred tax liabilities ...........       (218,000)        (191,000)
                                                 ------------     ------------
Net deferred tax asset (liability) ...........   $         --     $         --
                                                 ============     ============

    The valuation allowance increased by $12,121,000 and $8,872,000 during 1997 and 1996, respectively, due primarily to the increase in tax credits and net operating loss carryforwards.

11. LONG TERM OBLIGATIONS

    Long term obligations consist of:

                                                             DECEMBER 31,
                                                       ------------------------
                                                           1997         1996
                                                       -----------    ---------
Note payable to a bank bearing interest at
LIBOR plus 1.75% (7.66% at December 31,
1997) payable in monthly installments
through December, 2001 .............................   $ 4,990,003    $      --

Note payable to a bank bearing interest at
prime (8.5% at December 31, 1997) payable
in quarterly installments commencing June 1998
through June, 2002 with a final payment of
$1,178,571 due on September 30, 2002 ...............     3,000,000           --

Note payable to a bank bearing interest at
prime (8.5% at December 31, 1997) payable in
monthly installments through December, 2000  .......       757,357           --

Note payable to a bank .............................       124,359      288,398

Capital lease obligation ...........................            --      227,728
                                                       -----------    ---------
                                                         8,871,719      516,126
Less current portion ...............................    (1,949,053)    (391,766)
                                                       -----------    ---------
                                                       $ 6,922,666    $ 124,360
                                                       ===========    =========

                          GELTEX PHARMACEUTICALS, INC.

11. LONG TERM OBLIGATIONS - (CONTINUED)

    The bank loan proceeds have been used to finance the build-out of new facilities and the acquisition of certain equipment. Under the terms of the loan agreements, the Company is required to comply with certain financial covenants which, among other things, require the maintenance of minimum levels of cash, tangible net worth, liquidity and debt service coverage and prohibits the payment of dividends. At December 31, 1997 the Company was in compliance with such covenants.

    Substantially all of the Company's equipment is pledged as collateral under the loan agreements,

    At December 31, 1997, the maturities of long term obligations are as follows:

             1998..............................     $1,949,053
             1999..............................      1,953,292
             2000..............................      1,907,429
             2001..............................      1,676,068
             2002..............................      1,385,877

    In 1996, the Company determined that it was likely to exercise an option to acquire title to certain leasehold improvements, which was exercised in 1997. Accordingly, in 1996 the Company recorded a non-recurring charge of $230,000 in connection with such option.

    Given the variable rate of interest on the Company's bank debt, management believes that the carrying value of notes payable approximates the fair value at December 31, 1997.

12. LICENSE AGREEMENTS

    In December 1994 and October 1995, the Company entered into license agreements (the "Agreements") with two Japanese pharmaceutical companies (the "Partners") whereby the Company granted to the Partners licenses to make, use, and sell certain of the Company's products in certain areas of the world, as defined by the Agreements (the "Territories"). The Agreements require the Partners to bear all costs to develop and commercialize the licensed products in the respective Territories. In consideration of these Agreements, the Company received a non-refundable license fee in 1994, research support revenue in 1995 and 1996, and milestone payments in 1996 and 1997. The payment of the license fee received in 1994 and the milestone payment in 1996 were made net of a 10% withholding tax, which was paid on the Company's behalf by the respective partner. The Agreement requires the Company to remit to this partner any future tax benefit received by the Company as a result of the withholding taxes paid. The 1995 Agreement was canceled in 1996. The 1994 Agreement calls for additional milestone payments to be paid to the Company through the commercialization of the product licensed under the Agreement and royalties based on certain percentages of sales, as defined in the Agreement.

13. RESEARCH GRANT

    In February 1995, the Company was awarded a Federal research grant of $2.0 million. The grant is to be paid to the Company for reimbursement of expenses related to the development of certain products through January 1998.

                          GELTEX PHARMACEUTICALS, INC.

14. EMPLOYEE BENEFIT PLAN

    The Company maintains an Employment Retirement Plan ("401(k) Plan") under section 401(k) of the Internal Revenue Code covering all full-time employees. Employee contributions may be made to the 401(k) Plan up to limits established by the Internal Revenue Service. Company matching contributions may be made at the discretion of the Board of Directors. The Company did not make a contribution to the 401(k) Plan for the years ended December 31, 1997, 1996 and 1995.


15. COMMITMENTS

    During 1997, the Company relocated to an expanded facility. The Company leases its new offices and research laboratories under an operating lease with an initial ten year term and a provision for a five year extension. In October 1997, the Company entered into a sublease arrangement for its old facility with another company for an initial three year term with an option to extend for one year. Total annual future minimum lease payments and minimum sublease payments are as follows:

                                            Lease                  Sublease
                                          Payments                 Payments
                                         ----------                --------
       1998........................      $  377,400                $280,140
       1999........................         377,400                 280,140
       2000........................         377,400                 256,800
       2001........................         377,400                      --
       2002........................         415,200                      --
       Thereafter..................       1,612,500                      --
                                         ----------                --------
       Total.......................      $3,537,300                $817,080
                                         ==========                ========

    Rental expense charged to operations was approximately $279,600 in 1997, $76,400 in 1996 and $78,900 in 1995.

16. SUBSEQUENT EVENT

    In January 1998, the Board of Directors authorized the management of the Company to file a Registration Statement with the Securities and Exchange Commission covering the sale by the Company of shares of Common Stock at a price to the public of up to $85,000,000.